Exhibit 99.1

                    Pyramid Breweries Inc. Reports
 Improved Sales Growth, Profits and EBITDA in Second Quarter Results


    SEATTLE--(BUSINESS WIRE)--Aug. 4, 2005--Pyramid Breweries Inc. (Nasdaq:PMID), today announced results for the second quarter of 2005. The Company reported a 25.2% overall growth in net sales, resulting from both the acquisition of certain Portland Brewing Company assets in July, 2004 and strong beer sales growth in its key West Coast markets. Net income increased 15.9% to $168,000 and EBITDA improved 26.4% to $1,024,000.
    Sales for the quarter ended June 30, 2005 were $13.0 million, an increase of $2.62 million over the same quarter of the prior year. Beverage segment net revenues increased 29.6%, or $2.0 million, versus the same period in 2004, driven by a 32.4% increase in shipments to 63,800 barrels. Of the total shipments, beer shipments increased 45.2% to 50,100 barrels while soda remained flat at 13,700 barrels. The primary drivers of the beer sales increase were the strong growth of Pyramid branded products, the addition of the MacTarnahan family of brands acquired as part of the Company's July 31, 2004 acquisition of certain Portland Brewing assets and increased contract beer production. All sales regions increased shipment volumes over the second quarter of 2004, with the states of Washington, Oregon and California all recording double digit growth. Alehouse segment sales increased 16.6%, or $588,000, over prior year to $4.1 million for the quarter, driven by $523,000 in sales at the new Portland Taproom, which was acquired as part of the Portland Brewing asset acquisition, and a $65,000 increase in same store sales.
    Gross margin dollars for the quarter ended June 30, 2005 increased 16.4%, or $422,000, to $3.0 million as a result of the 29.6% increase in Beverage segment sales. Beverage segment gross margin dollars increased $518,000 to $2,701,000 while the gross margin percentages decreased to 30.4% from 31.8% for the three month period ended June 30, 2005. The decrease in beverage margins as a percentage of sales is the result of continuing costs related to consolidating production operations from Seattle into the Portland brewery and also higher freight and fuel surcharge costs which increased $298,000, or 43.5% per barrel, over the same three month period in 2004. Alehouse gross margins increased slightly to $294,000 compared to $280,000 in 2004.
    Selling, general, and administrative expenses for the second quarter increased $313,000 over the same period in 2004. The Company's selling and marketing expenses increased $388,000, or 24.6%, compared to the second quarter of 2004. Planned increases in marketing expenses are related to package redesign work scheduled to be released in the third quarter and other marketing activities. The Company is also launching a major branding campaign aimed at beer drinkers in the Western U.S.A. The new "Refreshingly Unfiltered," (tm) brand positioning is designed to better communicate Pyramid's unique-tasting, leading-selling line of unfiltered Weizen (Wheat) beers. The highlight of the new marketing centers on the launch of new, innovative product styles and new packaging graphics. Additionally, the Company increased its sales force this year in order to raise its selling efforts related to growing the Pyramid brand family as well as brands acquired from Portland Brewing Company. These higher selling and marketing expenses were incurred to help drive increased sales in the quarter and in future periods. General and administrative costs declined $35,000, or 4.2%, compared to the same period in 2004.
    Net income for the second quarter of 2005 was $168,000, compared to a net income of $145,000 during the same quarter of the prior year. The slight improvement in net income can be attributed to the increase in sales partially off-set by the continuing facility consolidation costs, increasing freight costs and the additional sales and marketing activities. EBITDA for the quarter increased $214,000 to $1,024,000, a 26.4% improvement over the second quarter of 2004.
    "Generally, the overall direction of the business is becoming more favorable. Our investment in sales and marketing resources in the Beverage Division, earlier in the year is propelling volume and revenue growth. We are seeing continuing growth in consumption and sales to retailers. Same store draft sales are increasing and we are seeing favorable results emerge from increasing market penetration in existing and new markets," said John Lennon, CEO. Lennon further stated "Strong company performance in June, which featured the best financial performance by the company in two years, capped a solid result for the second quarter of 2005. The company began to realize results from added investment in sales and marketing resources and improved cost efficiencies stemming from consolidation of our Seattle-based brewing production to our Portland facility."
    For the first half of the year, Pyramid's net sales increased 25.4%, to $22,920,000. Total shipments for the beverage division increased 45.5%, to 110,600 barrels. Shipments of Pyramid beer increased 8.0% to 64,000 barrels while shipments of Thomas Kemper Soda increased 7.2% to 23,400 barrels for the six month period ended June 30, 2005. Sales for the alehouse division were up 13.9%, due to the addition of the Portland Taproom which contributed $983,000 during the first six months of the year. Gross margin for the first six months increased $540,000 to $4,500,000 due to the higher beverage volumes and the consolidation of production operations to the more efficient brewing facility in Portland
    Selling, general and administrative expenses for the first six months of 2005 increased to $5,389,000, compared to $4,903,000 incurred during the first six months of 2004. The $486,000 additional expense was attributed to increased sales and marketing costs of $922,000 offset by a decrease in administrative expenses of $436,000. General and administrative expenses for the first six months of 2004 included costs related to the change of the Company's CEO in the first quarter of 2004. The Company incurred no similar costs during the first six months of 2005.
    Net loss for the six-month period ended June 30, 2005 increased to $963,000 compared to a net loss of $851,000 for the same period of the prior year. EBITDA for the first half of the year improved to $717,000 compared to $469,000 in the prior year.
    As announced on February 11, 2005, the Company has taken on initiatives to improve operating results. The first initiative is driving revenue growth by focusing efforts on developing its core Pyramid, MacTarnahan and Thomas Kemper brands. As a result of this initiative, the Company continues to aggressively market these brands. Through the second quarter of 2005, the Company has seen significant growth in these brands. The second initiative is focused on eliminating all unnecessary costs across the business, and seeking constant improvement in operating efficiencies. The centerpiece of this initiative is the consolidation of Seattle brewing operations into Portland. The Company has shifted a significant portion its Seattle-based brewing and soda production to the Portland facility, and ceased its efforts to obtain a long term contract brewing arrangement a third party for the Seattle facility. These changes will enable the Company to pursue other opportunities and cost savings measures related to the Seattle facility. The termination of third party contract brewing arrangements at the Seattle facility is not expected to have a material impact on the Company financial performance. Additionally, the Company has made efficiency improvements in Portland through more complete facility utilization, operational updates and equipment improvements, as well as reconfiguration of the facility. Overall, the Company believes that these initiatives will result in improved future operating results.
    EBITDA represents a non-GAAP (Generally Accepted Accounting Principles) financial measure, but it is a widely accepted indicator of a company's ability to service indebtedness and is frequently used to evaluate a company's performance. Pyramid defines EBITDA as earnings before interest, taxes, depreciation, amortization and stock compensation expense. This calculation may differ from other similarly titled measures used by other companies. Management believes that this information is useful to investors, given the capital intensive nature of the business. However, it is not a substitute for liquidity or operating measures calculated in accordance with GAAP. A table reconciling this measure to the appropriate GAAP measure is included in the Selected Unaudited Cash Flow Data table included in this release.
    Pyramid Breweries Inc. is a leading brewer of specialty, full-flavored beers and sodas, now produced mainly under the Pyramid, MacTarnahan's and Thomas Kemper brand names. The Pyramid Family now includes five breweries, located in Seattle, Washington; Portland, Oregon; and Berkeley, Walnut Creek and Sacramento, California, as well as five adjoining restaurants. For more information, visit www.PyramidBrew.com.

    Forward-Looking Statements

    Statements concerning future performance, developments or events, and any other guidance on future periods, constitute forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof, or comparable terminology. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control and which could cause actual results or outcomes to differ materially from our stated expectations. Some important factors that could cause our actual results or outcomes to differ materially from those discussed in forward-looking statements include:

    -- increased competition from craft and imported beer producers as well as from national brewers with greater financial resources and more extensive distribution networks than ours

    -- reductions in distribution options through our independent distributors

    -- increased competition from national restaurant chains with greater financial resources and greater economies of scale

    -- inability of the Company to achieve anticipated cost reductions

    -- changes in and compliance with governmental policies and regulations with respect to our products

    -- competitive pressures that cause decreases in the selling prices of our products

    -- declines in our operating margins due to the impact of increasing fuel costs and other factors

    --  acquisitions that may adversely affect our financial condition

    -- and the failure of either the third-party brewers with which we contract or us to perform under our agreements.

    More information regarding factors that potentially could affect the Company's financial results is included in our most recent quarterly report on Form 10-Q and annual report on Form 10-K filed with the Securities and Exchange Commission. Any forward-looking statements are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as may be required by law.


                        Pyramid Breweries Inc.
                   Selected Unaudited Operating Data
             (dollars in thousands except per share data)

                                    Three months ended June 30,
                              ----------------------------------------
                                          % of                 % of
                                 2005    Net Sales   2004    Net Sales
                              ----------------------------------------
Gross sales                   $   13,713          $   10,936
  Less excise taxes                  693                 534
                               ----------          ----------
Net sales                         13,020    100.0%    10,402    100.0%
Cost of sales                     10,025     77.0%     7,829     75.3%
                               ------------------- -------------------
  Gross margin                     2,995     23.0%     2,573     24.7%
Selling, general and
 administrative expenses           2,820     21.7%     2,507     24.1%
                               ------------------- -------------------
Operating income                     175      1.3%        66      0.6%
Other (expense) income, net           (7)   (0.1%)        81      0.8%
                               ------------------- -------------------
Income before income taxes           168      1.2%       147      1.4%
Income taxes                           -      0.0%        (2)   (0.0%)
                               ------------------- -------------------
Net income                    $      168      1.2%$      145      1.4%
                               =================== ===================

Basic and diluted net income
 per share                    $     0.02          $     0.02
Weighted average basic shares
 outstanding                   8,790,000           8,391,000
Weighted average diluted
 shares outstanding            9,141,000           8,462,000

Beer barrels shipped              50,100              34,500
Soda barrels shipped              13,700              13,700
                               ----------          ----------
Total barrels shipped             63,800              48,200
                               ==========          ==========



                                     Six months ended June 30,
                              ----------------------------------------
                                          % of                 % of
                                 2005    Net Sales   2004    Net Sales
                              ----------------------------------------
Gross sales                   $   24,170          $   19,225
  Less excise taxes                1,250                 942
                               ----------          ----------
Net sales                         22,920    100.0%    18,283    100.0%
Cost of sales                     18,420     80.4%    14,323     78.3%
                               ------------------- -------------------
  Gross margin                     4,500     19.6%     3,960     21.7%
Selling, general and
 administrative expenses           5,389     23.5%     4,903     26.8%
                               ------------------- -------------------
Operating loss                      (889)   (3.9%)      (943)   (5.1%)
Other (expense) income, net          (71)   (0.3%)        95      0.5%
                               ------------------- -------------------
Loss before income taxes            (960)   (4.2%)      (848)   (4.6%)
Income taxes                          (3)   (0.0%)        (3)   (0.0%)
                               ------------------- -------------------
Net loss                      $     (963)   (4.2%)$     (851)   (4.6%)
                               =================== ===================

Basic and diluted net loss per
 share                            ($0.11)             ($0.10)
Weighted average basic and
 diluted shares outstanding    8,786,000           8,430,000

Beer barrels shipped              87,200              55,000
Soda barrels shipped              23,400              21,000
                               ----------          ----------
Total barrels shipped            110,600              76,000
                               ==========          ==========




                        Pyramid Breweries Inc.
                 Selected Unaudited Balance Sheet Data
                        (dollars in thousands)

                                             June 30,    December 31,
                                               2005          2004
                                           ------------- -------------
Assets
Current assets:
 Cash and cash equivalents                $           - $           -
 Other current assets                             5,875         4,624
Fixed assets, net                                27,997        28,872
Other non-current assets                          1,415           820
                                           ------------- -------------
 Total assets                             $      35,287 $      34,316
                                           ============= =============

Liabilities and Stockholders' Equity
Current liabilities                       $       8,120 $       6,811
Long-term debt                                    7,721         7,117
Non-current liabilities                             581           615
                                           ------------- -------------
 Total liabilities                               16,422        14,543

 Total stockholders' equity                      18,865        19,773

 Total liabilities and
                                          ----------------------------
  stockholders' equity                    $      35,287 $      34,316
                                           ============= =============





                        Pyramid Breweries Inc.
                   Selected Unaudited Cash Flow Data
                        (dollars in thousands)

                                            Six months ended June 30,
                                               2005          2004
                                            ------------  ------------
Net loss                                   $       (963) $       (851)
 Depreciation and amortization                    1,370         1,325
 Stock compensation                                  32           (10)
 Interest expense                                     -             2
 Loss on sales of fixed assets                        -            12
 Deferred rent                                      (34)          (99)
 Changes in operating assets and
  liabilities                                       243            97
                                            ------------- ------------
 Net cash provided by operating activities          648           476
 Net cash used in investing activities             (600)         (384)
 Net cash used in financing activities              (48)         (993)
                                            ------------- ------------
(Decrease) increase in cash and cash
 equivalents                               $          0  $       (901)
                                            ============= ============

 Reconciliation of net cash provided by operating activities to three months ended June 30 EBITDA:
 Net cash provided by operating activities $      1,296  $        478
 Deferred rent                                       17            49
 Loss on sales of fixed assets                        -            (2)
 State income taxes                                   -             2
 Interest paid                                      143             -
 Changes in operating assets and
  liabilities                                      (432)          283
                                            ------------  ------------
 EBITDA                                    $      1,024  $        810
                                            ============  ============

 Reconciliation of net cash provided by operating activities to six months ended June 30 EBITDA:
 Net cash provided by operating activities $        648  $        476
 Deferred rent                                       34            99
 Loss on sales of fixed assets                        -           (12)
 State income taxes                                   3             3
 Interest paid                                      275             -
 Changes in operating assets and
  liabilities                                      (243)          (97)
                                            ------------  ------------
 EBITDA                                    $        717  $        469
                                            ============  ============


    CONTACT: Pyramid Breweries Inc.
             Jim Hilger, 206-682-8322